UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2007

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On June 13, 2007, the United States District Court for the Southern District of Texas granted the motion of Cyberonics, Inc. (the "Company") for summary judgment, declaring that the Company "satisfied its contractual obligation and has not breached" the Indenture underlying its issue of $125 million of 3.0% Senior Subordinated Convertible Notes due 2012 ("Notes").

Pursuant to the Indenture between the Company, as issuer, and Wells Fargo Bank, National Association (the "Trustee"), as trustee, with respect to the Company’s Notes, the Company is required to deliver to the Trustee "within 15 days after it files them" with the Securities and Exchange Commission ("SEC") copies of all annual reports and other information, documents and other reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

On July 31, 2006, the Company received a notice of default and demand letter dated July 28, 2006 from the Trustee, pursuant to which the Trustee asserted that the Company is in default under the Indenture as a result of its failure (a) to file with the SEC its Annual Report on Form 10-K for the fiscal year ended April 28, 2006 ("2006 Form 10-K") by July 12, 2006 and (b) to deliver a copy of the 2006 Form 10-K to the Trustee by July 27, 2006.

On October 2, 2006, the Company received a notice of acceleration and demand letter ("Notice of Acceleration") dated September 27, 2006 from the Trustee informing the Company that, pursuant to the Indenture, the Trustee has declared the Notes due and payable at their principal amount together with accrued and unpaid interest, and fees and expenses, and it demands that all such principal, interest, fees and expenses under the Notes be paid to the Trustee immediately.

The Company did not believe that a default had occurred under the Indenture. To clarify its rights and responsibilities under the Indenture, the Company filed a declaratory judgment action on October 3, 2006 styled Cyberonics, Inc. v. Wells Fargo Bank, N.A., as Trustee Under Indenture in the 165th District Court of Harris County, Texas. In the lawsuit, the Company sought a declaration that no event of default has occurred under the Indenture and requested attorney fees under the Declaratory Judgment Act. In January 2007, the Trustee removed the lawsuit to the United States District Court for the Southern District of Texas and filed a counterclaim for breach of the Indenture. In March 2007, the Trustee filed a motion for partial summary judgment seeking a determination that the Company had breached the Indenture. The Company responded to the Trustee’s motion and filed its own motion for summary judgment seeking a declaration that the Indenture has not been breached.

On June 13, 2007, the District Court issued its Memorandum Opinion and Order denying the Trustee’s motion for partial summary judgment and granting the Company’s motion for summary judgment. The District Court found that the Indenture "unambiguously requires only that Cyberonics deliver copies of the annual reports and other documents to Wells Fargo within 15 days after having filed those documents. … Because the agreement required only delivery of copies of documents having actually been filed with the SEC, Cyberonics has not breached the agreement and its motion for summary judgment on its claim for declaratory relief is GRANTED and Wells Fargo’s motion for summary judgment is DENIED."

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

June 14, 2007	By:	/s/ David S. Wise

Name: David S. Wise
Title: Secretary